Back to Form 8-K
Exhibit 99.1

CONTACTS:
Investor relations:	Media relations:
Gregg Haddad 813-206-3916 gregg.haddad@wellcare.com	Amy Knapp 813-290-6208 amy.knapp@wellcare.com

WELLCARE REPORTS THIRD QUARTER 2010 RESULTS

Tampa, Florida (November 4, 2010) — WellCare Health Plans, Inc. (NYSE: WCG) today reported results for the three and nine months ended September 30, 2010.  As determined under generally accepted accounting principles (“GAAP”), the Company reported net income for the third quarter of 2010 of $42.9 million, or $1.00 per diluted share, compared with net income of $28.7 million, or $0.68 per diluted share, for the prior year period.

Adjusted net income for the third quarter of 2010 was $37.9 million, or $0.89 per diluted share, as compared with $34.7 million, or $0.82 per diluted share, for the same period in 2009.  Adjusted net income excludes a benefit, net of certain expenses and before income taxes, of $7 million, which results from matters related to previously disclosed government investigations and related litigation.  Additional information on this benefit is provided later in this news release.

“We are pleased with our financial and operating results for the third quarter, which were driven by our progress in improving health care quality and access, ensuring a competitive cost structure, and re-establishing prudent, profitable growth,” said Alec Cunningham, WellCare’s chief executive officer.  “We will sustain our focus on these objectives in 2011 to continue to strengthen our performance in meeting the needs of our members, government customers, and business partners.”

In addition to results determined under GAAP, net income and certain other operating results described in this news release are reported after adjustment for certain selling, general, and administrative (“SG&A”) expenses, primarily related to previously disclosed government investigations and related litigation that management believes are not indicative of long-term business operations.  Please refer to the schedules in this news release that provide supplemental information reconciling results determined under GAAP to adjusted results.

Highlights of Operations for the Third Quarter

Adjusted net income for the third quarter of 2010 was favorable in comparison to the third quarter of 2009 primarily due to the performance of the Medicare prescription drug plan (“PDP”) and Medicaid segments, as well as lower SG&A expense.  These improvements were offset in part by the loss of gross margin from the December 31, 2009, withdrawal of our Medicare Advantage private fee-for-service (“PFFS”) plans, and from reduced membership in our Medicare Advantage coordinated care plans (“CCPs”) due mainly to the impact of the previously disclosed 2009 CMS marketing sanction.

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WCG Reports Third Quarter 2010 Results

November 4, 2010

Membership as of September 30, 2010, decreased to 2.2 million compared with 2.3 million members as of September 30, 2009.  Medicaid segment membership increased by 6,000 year-over-year to 1.3 million as of September 30, 2010, principally due to growth in the Georgia Medicaid program.  Medicare Advantage membership decreased year-over-year by 124,000 members.  The withdrawal from PFFS plans reduced membership by 101,000 year-over-year.  Medicare Advantage CCP membership decreased 23,000, and PDP membership decreased 12,000 year-over-year, principally due to the impact of the 2009 CMS marketing sanction.

Premium revenue for the third quarter 2010 decreased 17% year-over-year to $1.4 billion.  The decrease is attributable to the withdrawal of PFFS plans and to the impact of the 2009 CMS marketing sanction on Medicare Advantage CCP premium revenue, offset in part by growth in revenue for the Medicaid and PDP segments.

Medical benefits expense was $1.1 billion, a decrease of 19% from the third quarter of 2009.  The medical benefits ratio (“MBR”) was 82.8% in the third quarter of 2010, compared with 85.2% in the third quarter of 2009.  Excluding the impact of premium taxes, the third quarter 2010 MBR was 83.9%, a decrease of 270 basis points from 86.6% in the third quarter of 2009.  The decrease was driven by the improved performance of the Company’s PDPs and Medicaid plans, as well as the withdrawal from PFFS plans.

SG&A expense as determined under GAAP was $162 million in the third quarter of 2010, compared with $196 million for the same period in 2009.  Adjusted SG&A was $169 million in 2010, a decrease of 9% from $186 million in the same period last year.  Adjusted SG&A expense excludes a net benefit of $7 million resulting from directors and officers (“D&O”) liability insurance recoveries of $25 million, offset in part by $18 million in government investigations and related litigation expense.  The year-over-year decrease in adjusted SG&A expense resulted principally from the reduction in the Georgia Medicaid program premium tax rate, the withdrawal from PFFS plans, and from gains in operating efficiency.  Adjusted SG&A expense was 12.2% of total revenues in the third quarter of 2010, compared with 11.2% of total revenues in the same period in 2009, due primarily to a lower revenue base in 2010 resulting from the withdrawal of the Company’s PFFS plans and the impact of the 2009 CMS marketing sanction.

Cash Flow and Financial Condition Highlights

Net cash used in operating activities as determined under GAAP was $72 million, compared with net cash provided by operating activities of $70 million for the nine month periods ended September 30, 2010 and 2009, respectively.  Net cash used in operating activities, modified for the timing of receipts from and payments to the Company’s government clients, was $28 million for the nine months ended September 30, 2010, compared with net cash provided by operating activities of $142 million for the nine months ended September 30, 2009.

As of September 30, 2010, unregulated cash and short-term investments were approximately $201 million.  Unregulated cash and short-term investments were approximately $160 million as of June 30, 2010, $120 million on December 31, 2009, and $93 million on September 30, 2009.

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WCG Reports Third Quarter 2010 Results

November 4, 2010

Days in claims payable were 56 days as of September 30, 2010, compared with 54 days as of June 30, 2010, and 56 days as of September 30, 2009.  Excluding the impact of Medicare Advantage PFFS plans, days in claims payable were 55 days as of September 30, 2010, 51 days as of June 30, 2010, and 52 days as of September 30, 2009.

Financial Outlook

WellCare is updating its financial outlook for the year ended December 31, 2010.  Adjusted net income per diluted share now is expected to be between approximately $2.30 and $2.35, an increase from the previous guidance for adjusted net income per diluted share of between approximately $2.05 and $2.20.  The following elements of WellCare’s financial outlook also have changed.

•	Premium revenue is expected to be between approximately $5.40 and $5.45 billion, an increase from the previous guidance of $5.30 to $5.40 billion.
•
The 2010 Medicaid segment MBR is anticipated to be above the 2009 MBR.  The previous guidance was for the 2010 Medicaid segment MBR to be below the 2009 MBR.  Excluding the impact of premium taxes, the 2010 Medicaid segment MBR is expected to decrease relative to the 2009 MBR.

•	The adjusted administrative expense ratio is expected to be in the mid-12% range, down from the high 12% range as described in the previous guidance.

The following elements of WellCare’s financial outlook are unchanged from the Company’s previous guidance.

•	The 2010 Medicare Advantage segment MBR will decrease relative to the 2009 MBR.
•	The 2010 PDP segment MBR will decrease from the 2009 MBR.

Webcast

A discussion of WellCare’s third quarter 2010 results will be webcast live on Thursday, November 4, 2010, beginning at 8:30 a.m. Eastern Time.  A replay will be available beginning approximately one hour following the conclusion of the live broadcast and will be available for 30 days.  The webcast is available via the Company’s web site at www.wellcare.com and at www.earnings.com.

About WellCare Health Plans, Inc.

WellCare Health Plans, Inc. provides managed care services targeted to government-sponsored health care programs, focusing on Medicaid and Medicare.  Headquartered in Tampa, Florida, WellCare offers a variety of health plans for families, children, and the aged, blind, and disabled, as well as prescription drug plans.  The Company served approximately 2.2 million members nationwide as of September 30, 2010.  For more information about WellCare, please visit the Company’s website at www.wellcare.com.

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WCG Reports Third Quarter 2010 Results

November 4, 2010

Cautionary Statement Regarding Forward-Looking Statements

This news release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995.  Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are forward-looking statements.  Our financial outlook contains forward-looking statements.  Forward-looking statements involve known and unknown risks and uncertainties that may cause WellCare’s actual future results to differ materially from those projected or contemplated in the forward-looking statements.  These risks and uncertainties include, but are not limited to, WellCare’s current financial outlook for 2010 and progress on top priorities such as improving health care quality and access, ensuring a competitive cost position, and reestablishing prudent, profitable growth.

Additional information concerning these and other important risks and uncertainties can be found under the captions “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and other filings by WellCare with the U.S. Securities and Exchange Commission, which contain discussions of WellCare’s business and the various factors that may affect it.  WellCare undertakes no duty to update these forward-looking statements to reflect any future events, developments, or otherwise.

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WCG Reports Third Quarter 2010 Results

November 4, 2010

WELLCARE HEALTH PLANS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; dollars in thousands except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenues:
Premium	$1,385,874	$1,666,031	$4,077,269	$5,245,809
Investment and other income	2,299	1,614	7,506	8,375
Total revenues	1,388,173	1,667,645	4,084,775	5,254,184

Expenses:
Medical benefits	1,147,107	1,420,193	3,435,870	4,477,210
Selling, general and administrative	161,662	195,665	739,769	682,488
Depreciation and amortization	6,123	5,851	17,770	17,547
Interest	117	4	160	3,087
Total expenses	1,315,009	1,621,713	4,193,569	5,180,332

Income (loss) before income taxes	73,164	45,932	(108,794)	73,852
Income tax expense (benefit)	30,248	17,272	(29,257)	45,120
Net income (loss)	$42,916	$28,660	$(79,537)	$28,732

Net income (loss) per common share:
Basic	$1.01	$0.68	$(1.88)	$0.69
Diluted	$1.00	$0.68	$(1.88)	$0.68

Weighted average common shares outstanding:
Basic	42,411,455	41,849,749	42,313,973	41,771,713
Diluted	42,740,369	42,280,035	42,313,973	42,007,302

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WCG Reports Third Quarter 2010 Results

November 4, 2010

WELLCARE HEALTH PLANS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	Sept. 30, 2010	Dec. 31, 2009
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$1,091,015	$1,158,131
Investments	72,709	62,722
Premium and other receivables, net	309,998	285,808
Funds receivable for the benefit of members	55,262	77,851
Prepaid expenses and other current assets, net	121,106	104,079
Deferred income tax asset	56,638	28,874
Total current assets	1,706,728	1,717,465
Property, equipment and capitalized software, net	68,534	61,785
Goodwill	111,131	111,131
Other intangible assets, net	11,811	12,961
Long-term investments	46,838	51,710
Restricted investments	124,694	130,550
Deferred income tax asset	69,277	29,654
Other assets	4,118	3,191
Total Assets	$2,143,131	$2,118,447

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Medical benefits payable	$703,664	$802,515
Unearned premiums	65,992	90,496
Accounts payable	8,869	5,270
Other accrued expenses and liabilities	150,834	220,562
Current portion of amounts accrued related to investigation resolution	117,601	18,192
Other payables to government partners	42,447	38,147
Income taxes payable	18,362	4,888
Total current liabilities	1,107,769	1,180,070
Amounts accrued related to investigation resolution	213,649	40,205
Other liabilities	19,677	17,272
Total liabilities	1,341,095	1,237,547
Commitments and contingencies	–	–
Stockholders’ Equity:
Preferred stock, $0.01 par value (20,000,000 authorized, no shares issued or outstanding)	–	–
Common stock, $0.01 par value (100,000,000 authorized, 42,538,975 and 42,361,207 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively)	425	424
Paid-in capital	424,529	425,083
Retained earnings	378,975	458,512
Accumulated other comprehensive loss	(1,893)	(3,119)
Total stockholders’ equity	802,036	880,900
Total Liabilities and Stockholders’ Equity	$2,143,131	$2,118,447

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WCG Reports Third Quarter 2010 Results

November 4, 2010

WELLCARE HEALTH PLANS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; dollars in thousands)

	Nine Months Ended September 30,
	2010	2009
Cash provided by (used in) operating activities:
Net (loss) income	$(79,537)	$28,732
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	17,770	17,547
Equity-based compensation expense	8,655	29,776
Deferred taxes, net	(67,386)	8,526
Changes in operating accounts:
Premium and other receivables, net	(24,190)	10,111
Other receivables from government partners, net	–	(40,073)
Prepaid expenses and other current assets, net	(17,027)	15,301
Medical benefits payable	(98,851)	91,708
Unearned premiums	(24,504)	(60,489)
Accounts payable and other accrued expenses	(43,635)	(64,465)
Other payables to government partners	4,300	18,397
Amounts accrued related to investigation resolution	249,915	30,249
Income taxes, net	7,594	(5,450)
Other, net	(5,088)	(10,328)
Net cash (used in) provided by operating activities	(71,984)	69,542
Cash provided by (used in) investing activities:
Purchases of investments	(117,903)	(19,295)
Proceeds from sales and maturities of investments	114,726	34,012
Purchases of restricted investments	(18,386)	(64,039)
Proceeds from maturities of restricted investments	24,298	131,707
Additions to property, equipment and capitalized software, net	(16,192)	(9,908)
Net cash (used in) provided by investing activities	(13,457)	72,477
Cash provided by (used in) financing activities:
Proceeds from option exercises and other	1,091	418
Purchase of treasury stock	(4,420)	–
Payments on debt	–	(152,800)
Payments on capital leases	(935)	–
Funds received (used) for the benefit of members	22,589	(341)
Net cash provided by (used in) financing activities	18,325	(152,723)
Cash and cash equivalents:
Decrease during the period	(67,116)	(10,704)
Balance at beginning of year	1,158,131	1,181,922
Balance at end of period	$1,091,015	$1,171,218

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for taxes	$35,686	$58,489
Cash paid for interest	$183	$2,642
Equipment acquired through capital leases	$8,868	$559

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WCG Reports Third Quarter 2010 Results

November 4, 2010

WELLCARE HEALTH PLANS, INC.
MEMBERSHIP STATISTICS

	As of September 30,
	2010	2009
Membership by Program
Medicaid Membership
TANF	1,073,000	1,072,000
S-CHIP	168,000	158,000
SSI and ABD	77,000	78,000
FHP	10,000	14,000
Total Medicaid Membership	1,328,000	1,322,000

Medicare Membership
Medicare Advantage	116,000	240,000
Prescription Drug Plan (stand-alone)	756,000	768,000
Total Medicare Membership	872,000	1,008,000
Total Membership	2,200,000	2,330,000

Medicaid Membership by State
Florida	418,000	412,000
Georgia	548,000	527,000
Other states	362,000	383,000
Total Medicaid Membership	1,328,000	1,322,000

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WCG Reports Third Quarter 2010 Results

November 4, 2010

WELLCARE HEALTH PLANS, INC.
SEGMENT INFORMATION
(Unaudited; dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Premium revenue:
Medicaid:
Florida	$223,409	$220,409	$669,654	$720,662
Georgia	359,744	345,640	1,013,471	999,487
Other states	271,740	248,062	781,499	716,899
Total Medicaid	854,893	814,111	2,464,624	2,437,048

Medicare:
Medicare Advantage plans	331,338	660,009	1,012,366	2,142,921
Prescription Drug plans	199,643	191,911	600,279	665,840
Total Medicare	530,981	851,920	1,612,645	2,808,761
Total Premium Revenue	$1,385,874	$1,666,031	$4,077,269	$5,245,809

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WCG Reports Third Quarter 2010 Results

November 4, 2010

WELLCARE HEALTH PLANS, INC. UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of GAAP Statements of Operations to Adjusted Statements of Operations
(Dollars in thousands except per-share data)

The Company reports adjusted operating results on a non-GAAP basis to exclude certain expenses that management believes are not indicative of longer-term business trends and operations.  Following are statements of operations and related measures for the third quarters ended September 30, 2010 and 2009, as determined under GAAP, reconciled to the adjusted statements of operations and related measures for each of the same periods.

	Three Months Ended September 30, 2010				Three Months Ended September 30, 2009
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Revenues:
Premium	$ 1,385,874	$ –		$ 1,385,874	$ 1,666,031	$ –		$ 1,666,031
Investment and other income	2,299	–		2,299	1,614	–		1,614
Total revenues	1,388,173	–		1,388,173	1,667,645	–		1,667,645

Expenses:
Medical benefits	1,147,107	–		1,147,107	1,420,193	–		1,420,193
Selling, general, and administrative	161,662	7,342	(a) (b) (c)	169,004	195,665	(9,463)	(a) (b)	186,202
Depreciation and amortization	6,123	–		6,123	5,851	–		5,851
Interest	117	–		117	4	–		4
Total expenses	1,315,009	7,342		1,322,351	1,621,713	(9,463)		1,612,250

Income before income taxes	73,164	(7,342)		65,822	45,932	9,463		55,395
Income tax expense	30,248	(2,280)		27,968	17,272	3,414		20,686
Net income	$ 42,916	$ (5,062)		$ 37,854	$ 28,660	$ 6,049		$ 34,709

Weighted average shares:
Basic	42,411,455	–		42,411,455	41,849,749	–		41,849,749
Diluted	42,740,369	–		42,740,369	42,280,035	–		42,280,035

Net income per share:
Basic	$ 1.01	$ (0.12)		$ 0.89	$ 0.68	$ 0.15		$ 0.83
Diluted	$ 1.00	$ (0.11)		$ 0.89	$ 0.68	$ 0.14		$ 0.82

Medical benefits ratio:
Medicaid	86.9% %			86.9%	87.2%			87.2%
Medicare Advantage	78.7%			78.7%	83.4%			83.4%
Prescription Drug Plans	71.7%			71.7%	83.2%			83.2%
Aggregate	82.8% %			82.8%	85.2%			85.2%

Administrative expense ratio	11.6% %	0.6%	(a) (b) (c)	12.2%	11.7%	-0.5%	(a) (b)	11.2%

Days in claims payable	56			56	56			56

(a)
Investigation-related legal, accounting, employee retention, and other costs:  Administrative expenses associated with the government and Company investigations, net of D&O insurance recoveries, amounted to a credit of $10.5 million and expense of $9.0 million, in the quarters ended September 30, 2010 and 2009, respectively.

(b)
Liability for investigation resolution:  Based on the status of the government investigations, the Company recorded expense of $2.3 million and $0.5 million, respectively, in the quarters ended September 30, 2010 and 2009.

(c)
Liability for securities class action litigation resolution:  The Company recorded expense of $0.8 million in the three months ended September 30, 2010, as its estimate for the resolution of putative securities class action litigation.

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WCG Reports Third Quarter 2010 Results

November 4, 2010

WELLCARE HEALTH PLANS, INC. UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of GAAP Statements of Operations to Adjusted Statements of Operations
(Dollars in thousands except per-share data)

	Nine Months Ended September 30, 2010				Nine Months Ended September 30, 2009
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted

Revenues:
Premium	$ 4,077,269	$ –		$ 4,077,269	$ 5,245,809	$ –		$ 5,245,809
Investment and other income	7,506	–		7,506	8,375	–		8,375
Total revenues	4,084,775	–		4,084,775	5,254,184	–		5,254,184

Expenses:
Medical benefits	3,435,870	–		3,435,870	4,477,210	–		4,477,210
Selling, general, and administrative	739,769	(250,381)	(a)(b) (c)	489,388	682,488	(93,146)	(a)(b)	589,342
Depreciation and amortization	17,770	–		17,770	17,547	–		17,547
Interest	160	–		160	3,087	–		3,087
Total expenses	4,193,569	(250,381)		3,943,188	5,180,332	(93,146)		5,087,186

(Loss) income before income taxes	(108,794)	250,381		141,587	73,852	93,146		166,998
Income tax (benefit) expense	(29,257)	87,038		57,781	45,120	15,120		60,240
Net (loss) income	$ (79,537)	$ 163,343		$ 83,806	$ 28,732	$ 78,026		$ 106,758

Weighted average shares:
Basic	42,313,973	–		42,313,973	41,771,713	–		41,771,713
Diluted	42,313,973	424,564		42,738,537	42,007,302	–		42,007,302

Net (loss) income per share:
Basic	$ (1.88)	$ 3.86		$ 1.98	$ 0.69	$ 1.87		$ 2.56
Diluted	$ (1.88)	$ 3.84		$ 1.96	$ 0.68	$ 1.86		$ 2.54

Medical benefits ratio:
Medicaid	86.6%			86.6%	85.8%			85.8%
Medicare Advantage	78.6%			78.6%	82.2%			82.2%
Prescription Drug Plans	84.4%			84.4%	93.6%			93.6%
Aggregate	84.3%			84.3%	85.3%			85.3%

Administrative expense ratio	18.1%	-6.1%	(a)(b) (c)	12.0%	13.0%	-1.8%	(a) (b)	11.2%

(a)
Investigation-related legal, accounting, employee retention, and other costs:  Administrative expenses associated with the government and Company investigations, net of D&O insurance recoveries, amounted to a credit of $1.1 million and expense of $32.9 million, in the nine months ended September 30, 2010 and 2009, respectively.

(b)
Liability for investigation resolution:  Based on the status of the government investigations, the Company recorded expense of $56.7 million and $60.2 million, respectively, in the nine months ended September 30, 2010 and 2009.

(c)
Liability for securities class action litigation resolution:  The Company recorded expense of $194.8 million in the nine months ended September 30, 2010, as its estimate for the resolution of putative securities class action litigation.

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WCG Reports Third Quarter 2010 Results

November 4, 2010

WELLCARE HEALTH PLANS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of Medical Benefits Ratios and Administrative Expense Ratio
to Medical Benefits Ratios and Administrative Expense Ratio Modified
to Exclude Premium Taxes and Certain Specified Expenses

The Company reports MBRs and administrative expense ratios on a non-GAAP basis that excludes premium taxes paid primarily on Medicaid managed care premium revenue, as well as certain investigation and litigation-related administrative expenses, net of D&O insurance recoveries.  The Company believes that MBRs and administrative expense ratios excluding premium taxes are useful measures for investors, as premium taxes are recorded as both revenue of and expense to the Company, and therefore do not affect the Company’s operating results.  In addition, certain investigation and litigation-related administrative expenses, net of D&O insurance recoveries, are excluded from the administrative expense ratio, as management believes these expenses are not indicative of longer-term business trends and operations.

	GAAP	Adjustments (see pages 10 and 11)	Adjusted	Premium Tax Impact	Excluding Premium Taxes
	Three Months Ended September 30, 2010
Medical benefits ratio:
Medicaid	86.9%		86.9%	2.0%	88.9%
Medicare Advantage	78.7%		78.7%		78.7%
PDP	71.7%		71.7%		71.7%
Aggregate	82.8%		82.8%	1.1%	83.9%

Administrative expense ratio	11.6%	0.6%	12.2%	-1.2%	11.0%

	Three Months Ended September 30, 2009
Medical benefits ratio:
Medicaid	87.2%		87.2%	3.0%	90.2%
Medicare Advantage	83.4%		83.4%		83.4%
PDP	83.2%		83.2%		83.2%
Aggregate	85.2%		85.2%	1.4%	86.6%

Administrative expense ratio	11.7%	-0.5%	11.2%	-1.5%	9.7%

	GAAP	Adjustments (see pages 10 and 11)	Adjusted	Premium Tax Impact	Excluding Premium Taxes
	Nine Months Ended September 30, 2010
Medical benefits ratio:
Medicaid	86.6%		86.6%	1.3%	87.9%
Medicare Advantage	78.6%		78.6%		78.6%
PDP	84.4%		84.4%		84.4%
Aggregate	84.3%		84.3%	0.8%	85.1%

Administrative expense ratio	18.1%	-6.1%	12.0%	-0.8%	11.2%

	Nine Months Ended September 30, 2009
Medical benefits ratio:
Medicaid	85.8%		85.8%	3.0%	88.8%
Medicare Advantage	82.2%		82.2%		82.2%
PDP	93.6%		93.6%		93.6%
Aggregate	85.3%		85.3%	1.4%	86.7%

Administrative expense ratio	13.0%	-1.8%	11.2%	-1.4%	9.8%

Premium taxes were $19.0 million and $26.8 million, respectively, for the three months ended September 30, 2010 and 2009.  Premium taxes were $38.1 million and $80.1 million, respectively, for the nine months ended September 30, 2010 and 2009.

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WCG Reports Third Quarter 2010 Results

November 4, 2010

WELLCARE HEALTH PLANS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of GAAP Net Cash (Used in) Provided by Operating Activities
to Net Cash (Used in) Provided by Operating Activities Modified
for the Timing of Receipts from and Payments to Government Clients
(Dollars in thousands)

The Company reports cash (used in) provided by operating activities on a non-GAAP basis to exclude the changes in unearned premiums, premiums and other receivables, and other receivables from and payables to government customers.  The Company believes that cash flow excluding these changes is a useful measure for investors, as the excluded changes are a function of the timing of cash receipts from and payments to federal and state government agencies at the end of a period.

	Nine Months Ended September 30,
	2010	2009
Net cash (used in) provided by operating activities, as reported under GAAP	$(71,984)	$69,542
Modifications to eliminate changes in:
Premium and other receivables, net	24,190	(10,111)
Other receivables from government partners, net	–	40,073
Unearned premiums	24,504	60,489
Other payables to government partners	(4,300)	(18,397)
Net cash (used in) provided by operating activities, modified for the timing of receipts from and payments to government clients	$(27,590)	$141,596

Reconciliation of GAAP Days in Claims Payable to Days in Claims Payable Modified
to Eliminate the Impact of Medicare Advantage Private Fee-for-Service Plans

The Company reports days in claims payable on a non-GAAP basis to exclude the impact of Medicare Advantage PFFS plans.  The Company believes that days in claims payable excluding the impact of PFFS plans is a useful measure for investors, because the Company withdrew these plans on December 31, 2009, and, as a result, the impact of the plans on historical operations is not necessarily indicative of the Company’s future long-term business operations.  Days in claims payable is equal to the medical benefits payable at the end of a quarter divided by average medical benefits expense per calendar day for the quarter.

	Quarters Ended
	September 30, 2009	December 31, 2009	March 31, 2010	June 30 2010	September 30, 2010
Days in claims payable, as reported under GAAP	56	53	55	54	56
Modification to eliminate impact of PFFS plans	(4)	(4)	(5)	(3)	(1)
Days in claims payable, modified to eliminate the impact of PFFS plans	52	49	50	51	55

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